  EXHIBIT 10.82

PURCHASE AGREEMENT

(the “Agreement”)

January 6, 2023

4423607 CANADA INC

Owner of PLACE CHURCHILL INC

3705 Place Churchill Inc Brossard (Québec) J4Y0E4 Canada

An agreement has been concluded as follows.

Cosmos Health Inc. (the "Purchaser") based on the warranties and representations herein contained and subject to the terms and conditions hereinafter set forth hereby offers to purchase from 4423607 Canada Inc (the "Vendor") the land and buildings described as follows:

“Lot number 1 853 553 of the Cadastre of Quebec, registration division of Montreal with building(s) and said lot having the approximate area of 450square meters, thereon erected bearing civic numbers 1570 rue Richardson, Montreal, Quebec.”

(the"Property");

1. PURCHASE PRICE

The purchase price shall be in the sum of Three Million Nine Hundred and Fifty Thousand Dollars ($3,950,000.00) payable as follows:

(a) the sum of One Million and Two Hundred Thousand Dollars ($1,200,000.00) by way of an initial deposit, to be paid into the account of seller s (RBC Account 4001939 ), in trust, not later than thirty (60) business days after the date of acceptance of this Offer and to be applied on the purchase price on the Closing Date provided in article 3 (the "Deposit");

(b) the sum of Three Million Nine Hundred and Fifty Thousand Dollars ($3,950,000.00) subject to adjustments pursuant to article 8 (b) and the sums provided in article 1 (a) above, to be paid on the Closing Date, provided that such sum shall be retained, in trust, until the deed of sale has been registered and entered in the Index of Immovables without any adverse entry and provided that the said sum shall be invested on a daily basis with such interest accruing from and after the Closing Date to be for the benefit of the Vendor.

2. DEPOSIT

The Deposit monies shall be paid by certified cheque or bank draft or bank transfer as aforesaid, in trust to 4423607 Canada Inc.

3.  CLOSING DATE AND HOLD PERIOD

Subject to the provisions contained in article 6 (a) hereof, the purchase and sale will be completed at the latest ninety (195) days after the expiry of the delay mentioned in article 5.2 or sooner at the Purchaser's election (the “Closing” or “Closing Date”).

4. DELIVERY OF DOCUMENTS

Within Thirty (30) business days of the date of acceptance of this Offer, the Vendor will deliver to the Purchaser the following:

(a) copies of the leases, offers to lease and other leasing documents (collectively the “Leases”);

(b) plans, engineering reports in the possession or control of the Vendor;

(c) Environment reports in the possession or control of the Vendor;

(d) building condition reports in the possession and control of the Vendor;

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(e) service contracts;

(f) list of equipment, fixtures and other moveables owned by the Vendor and used in the operation of the Property;

(g) up-to-date certificate of location prepared by a duly qualified Quebec land surveyor;

(h) revenue and expenses for the Property for the past two (2) years;

(i) real estate tax bills for the past three (3) years; and

(j) such other documentation or information that the Purchaser may reasonably require that is in the possession or control of the Vendor.

(collectively the “Documents”)

5. DUE DILIGENCE

5.1  Within ninety (195) days of the delivery of the Documents, the Purchaser shall conduct its Due Diligence by arranging for inspections (interior and exterior) by the Purchaser's representatives and agents, at times reasonably convenient to the Purchaser and, further, the Vendor shall make available to the Purchaser the records of the Property and the Purchaser, its agents and representatives shall be entitled to make and retain copies of such records and further Purchaser shall arrange for an examination of title to the Property by its legal representative. During such Due Diligence, the Purchaser, its agents and representatives shall be permitted to enter the Property with equipment, if necessary, for the purpose of inspecting or surveying it or making tests of any sort whatsoever. Vendor shall install and maintain sufficient lighting and electrical power during Due Diligence (interior and exterior).

5.2  Should the Purchaser be satisfied with its Due Diligence, it shall notify Vendor in writing to such effect and the sale of the Property shall proceed as herein contemplated. Failure to so notify the Vendor within ninety (195) days after delivery of the Documents shall be deemed to mean that Purchaser is not sufficiently satisfied with its Due Diligence and consequently the Offer shall be null and void and the Deposit shall be forfeited to the Vendor. The exercise of the Purchaser's rights hereunder shall be entirely at its unfettered discretion.

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6. REPRESENTATION AND WARRANTIES

6.1 The Vendor represents and warrants to the Purchaser that:

(a) there shall be conveyed to the Purchaser at and by the Closing Date a good and marketable title in and to the Property and same shall be free and clear of all prior claims, hypothecs, charges, and servitudes (except those servitudes granted for public utility purposes which in the opinion of the Purchaser's legal counsel, do not adversely affect the Property or any present or future use thereof);

(b) the Property is used and will at the Closing Date be used in compliance with all applicable laws, by-laws, regulations, requirements, and restrictions of any lawful authority having jurisdiction, all of which shall permit the use and occupation at the time of the Property in the manner in which the same is presently being used and there are not, and there shall not be at the Closing Date, any contravention or notice of contravention of any statute, by-law, ordinance, rule or regulation of any authority having jurisdiction arising from the current use of the Property;

(c) there are no outstanding work orders, or fire upgrading requirements, health orders or other notices of building deficiencies in effect with respect to the Property from any governmental authority pursuant to which the Vendor, or its predecessors on title are required to cure, repair or rectify any breach or non-compliance of the Property or any use thereof in relation to any applicable statute, by-law, regulation or order.

(d) the structure of the Property is in good repair and the HVAC, electrical and mechanical systems and all other base building systems are fully operational.

(e) all taxes, rates, levies and assessment of every nature and kind due, including without limitation, school, municipal, whether special or general taxes, rates, levies and assessments, including all and any interest thereof, with respect to the Property have been paid in full without subrogation.

(f) the Vendor is not a party to any litigation or other proceedings which affects or might, to the best of the Vendor's knowledge, be reasonably anticipated to affect its title or its ability to sell the Property and, without limitation, the Vendor has not received notice of any expropriation proceedings and no expropriation has been commenced nor, to the best of the Vendor's knowledge, threatened with respect to all or any portion of the Property;

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(g) the Vendor has the power, authority and capacity and will at the Closing Date have the power, authority and capacity to sell the Property to the Purchaser;

(h) the Vendor has not received any form of notice whatsoever from any governmental authority, nor notice of any claim by any contractor or subcontractor;

(i) the Vendor is, and will be on the Closing date, a resident of Canada as defined in the Income Tax Act (Canada) and the Taxation Act (Quebec);

(j) the Property does not contain any asbestos or urea formaldehyde;

(k) there are no toxic chemicals/wastes being stored on the Property nor have the soils been in the past or are presently contaminated with toxic wastes or chemicals and the Vendor has complied with all laws and regulations of an environmental nature as regards to the Property;

(l) the buildings, improvements, fixtures, appurtenances, attachments and the Vendor's property referred to in article 10 hereof will be maintained in at least as good operating repair and condition as they are at present until Closing Date;

(m) the Vendor shall pay all real estate commissions and finder's fees which may be payable as a result of the transaction contemplated herein and will indemnify and hold the Purchaser harmless against any claim of any broker, agent or other person or entity in connection with this Offer and the transaction contemplated herein;

(n) the Property is not affected by the Act to Preserve Agricultural Land;

(o) the Property is not a classified or recognized cultural property, and is situated neither in a historic or natural district, a classified historic site nor in a protected area in accordance with the Cultural Property Act;

(p) the Leases are in good standing, in full force and effect, and are the only existing agreements or other rights of occupancy existing in respect of the Property (except for New Leases as hereinafter defined) and have not been modified and represent the entire agreements between the landlord and the tenants, nor have the rents payable thereunder been assigned in any way nor to any party whatsoever and there are not any existing material disputes or defaults under the Leases or New Leases as hereinafter defined;

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(q) that as of the date of the acceptance hereof, and on the Closing Date, no rental commission shall be payable in respect of any Lease and the Vendor will indemnify and hold the Purchaser harmless from any claim for any such leasing commission;

(r) the Vendor's interest in all prepaid rents, rent deposits, and other amounts held for the account of tenants of the Property shall be transferred to the Purchaser at the Closing Date;

which warranties are to be true and shall survive the Closing Date.

6.2  Once this Offer is accepted by the Vendor, the Vendor shall inform the Purchaser of any New Lease, offer to lease or other transaction with respect to the Property (“New Lease(s)”). Any such New Lease shall require the written consent of the Purchaser.

7. CONDITIONS PRECEDENT

The foregoing conditions and the representations and warranties provided in article 6 are for the sole and exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser. If any such condition, representation or warranty is not fulfilled or waived within the stipulated time limit, the agreement resulting from acceptance of this Offer will be null and void and the Deposit with all accrued interest thereon will be returned to the Purchaser forthwith without deduction.

8. CLOSING

8.1 The following will be the terms of the completion of the purchase and sale of the Property:

(a) the purchase and sale will be completed at the office of the Notary on the Closing Date;

(b) adjustment of rents, taxes, security deposits, prepaid rents and utilities as well as any other items subject to adjustment will be made as of the Closing Date;

(c) the Vendor will deliver to the Purchaser good and marketable title of the Property free and clear of all prior claims, hypothecs and charges of any nature or kind whatsoever except for servitudes granted for public utility purposes which, in the opinion of the Purchaser's legal counsel, do not adversely affect the Property or any present or future use thereof;

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(d) the deed of sale shall be prepared by the Notary, at the Purchaser's expense, including the costs of registration and one copy for the Vendor;

(e) the Purchaser shall have possession and ownership of the Property on the Closing Date;

(f) the deed of sale shall contain an assignment by the Vendor to the Purchaser of all assignable existing guarantees, warranties and indemnities respecting the Property and all items mentioned in article 10 as well as an assignment of all Leases and New Leases and such service contracts that the Purchaser has indicated to the Vendor that it is prepared to assume.

8.2 G.S.T./Q.S.T.

At Closing, the Purchaser will be duly registered under subdivision of Division V of Part IX of the Excise Tax Act (Canada) as well as under the corresponding provisions of the Retail Sales Tax Act (Québec) and the Vendor will therefore be relieved of its obligations to collect the Goods and Services Tax and Québec Sales Tax from the Purchaser.

8.3 Transfer Taxes

Purchaser shall be responsible for payment of any taxes due pursuant to An Act Respecting Duties on Transfers of Immoveables.

8.4 Moveable Hypothecs

Vendor shall assign to Purchaser all such moveable hypothecs it may have on the assets of any commercial tenants.

9. RISK

The Property shall be at the Vendor's risk and shall be insured by it until and including the Closing Date and in the event of material loss or damage to the Property occurring before such date by whatever cause, the Purchaser may elect to cancel the agreement resulting from the acceptance of this Offer, in which case the Deposit and all accrued interest thereon shall be returned to the Purchaser, or proceed to execute the deed of sale, in which case the Vendor shall assign to the Purchaser the proceeds of the insurance claim, provided such assignment is not contrary to the provisions of any existing agreements.

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10. FIXTURES

The purchase price includes the Vendor's interest in any building, improvements, fixtures, appurtenances, and attachments thereto including electric, plumbing and heating fixtures and all elevators and equipment as at the date hereof and all of the Vendor's property situated on the Property or in the building forming part thereof and pertaining to the operation or upkeep of such building.

12. FURTHER ASSURANCES

Each of the parties shall execute and deliver all such further documents and do such other things as the other party may reasonably request to give full effect to this agreement.

13. NOTICE

Any notices required pursuant to the terms hereof must be in writing and sent by mail, electronic mail or telecopier (if not served by bailiff or delivered by hand), to the following addresses:

to the Vendor:

4423607 CANADA INC

3705 Place Java, Local 230

Brossard (Québec) J4Y0E4

Telephone: 514-998-8111

E-Mail: pietro@northerncap.com

to the Purchaser:

COSMOS HEALTH INC

141 W. Jackson Blvd, Suite 4236

Chicago, IL 60604

Grigorious Siokas, Chief Executive Officer

E-Mail: greg.ceo@cosmoshealthinc.com

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and shall be deemed to have been received on the third (10th) business day following the date same was sent by registered mail or the date at which it shall have been served by bailiff or delivered by hand, or on the next business day if sent by electronic mail or telecopier.

14. LANGUAGE

The parties hereto have requested that the present Offer be drafted in the English Language only. Les parties à ce contrat ont requis que ledit contrat soit rédigé en la langue anglaise seulement.

15. GOVERNING LAWS AND JURISDICTION

The present Offer and its acceptance thereof shall be governed by the laws of the Province of Quebec. The Courts of the Province of Quebec for the District of Montreal shall have exclusive jurisdiction with respect to legal proceedings instituted hereunder to the exclusion of any other forum.

16. ACCEPTANCE

This Offer shall be open for acceptance up until March 30th, 2023 at 5:00 p.m. and upon acceptance by the Vendor signing a copy of this Offer and returning the same within the aforesaid delay duly signed to the Purchaser, there shall be a binding agreement of purchase and sale of the terms and conditions herein set forth.

SIGNED on the 28th day of March 2023

CANADA INC.

Per:	/s/ Pietros Savvides

SIGNED on the 28th day of March 2023

COSMOS HEALTH

Per:	/s/ Grigorios Siokas

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SCHEDULE “A”

C E R T I F I C A T E

Date:

(Purchaser)

Attention:

Re: Lease (the “Lease”) between                                                                                                               as landlord (the “Landlord”) and the undersigned as tenant (the “Tenant”), for premises (the “Premises”) located in the building bearing civic number                                                                                                                                                                  , Province of            (the ”Building”).

Dear Sirs:

In connection with a possible sale of the Building in which the Premises leased by the undersigned are located, we confirm the following:

1.

1.The parties to the Lease are                                                                                                  as Landlord and the undersigned as Tenant. The Lease is dated                                   ,                  . There are no side letters or agreements related to the Lease or the Premises, and the Lease referred to above is unamended and reflects the entire agreement between the Landlord and the undersigned in respect of the Premises and our occupancy thereof. We do not have any rights or first refusal, options (including in respect of the purchase of the Building or the property in which it is situated) or other rights in respect of the Premises, Building or such property except as set out in the Lease.

2.

We are presently in occupancy of the Premises and are occupying the entirety thereof for the conduct of our business. We have not assigned the Lease or any interest in the Lease and we have not sublet the whole or any part of the Premises. We have not received notice to the assignment by the Landlord of the Lease or any rents payable thereunder.

3.	The term of our Lease began on and ends on . We have no options to renew or extend the term of our Lease except as set forth below:

4.	We have paid rent under the Lease in respect of all periods to and including the period ended . We have not prepaid any rent under the Lease nor paid any security deposit except:

5.

The Premises have been completed in accordance with the Landlord's obligations, and the Landlord has paid to the undersigned all allowances and other inducements which we are entitled to under the Lease.

6.

To our knowledge, Landlord is not in default of any of its obligations under the Lease and we have no knowledge of any event or circumstance which has occurred which may result in Landlord being in default under the Lease.

7.	We are not claiming any right of deduction or set off against the amounts payable by the undersigned under our Lease.

8.	The area of the Premises is square feet/square meters.

9.

We are paying an amount of $    per year as rent under the Lease, which amount is payable in twelve (12) equal monthly payments of $                                                                                                                                 . (We are also paying an amount equal to $                                                                                      as percentage rent under the Lease.)

We understand that this Certificate shall be relied upon by you or such person as you shall designate as the purchaser in connection with the purchase of the property of which the Building and Premises are a part and shall also be relied upon by the lenders as well as their successors and assigns which shall provide financing in connection with such purchase and confirm that you, such person designated by you and such lenders shall be entitled to use and rely upon this Certificate for such purposes.

Yours truly,

(Tenant)

Per:

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